Exhibit 10.15
AFFILIATED COMPUTER SERVICES, INC.
EXECUTIVE BENEFIT PLAN
ARTICLE I. INTRODUCTION
     1.1 Purpose of Plan. The purpose of this Plan is to provide certain executive benefits, including supplemental health benefits, physical examination benefits, estate planning benefits and income tax preparation benefits to certain executive officers of the Company and its Affiliates. This Plan is a restatement of the Affiliated Computer Services, Inc. Supplemental Executive Medical Reimbursement Plan and is effective as of January 1, 2002.
ARTICLE II. DEFINITIONS
     2.1 Administrator means the Company or such other person or committee as may be appointed by the Company to supervise the administration of the Plan.
     2.2 Affiliate means a company or business associated with the Company by ownership, including but not limited to a “controlled group member” within the meaning of Section 414 of the Code, an entity that is an affiliate for purposes of the rules of the Securities Exchange Commission, a joint venture or other entity designated as an Affiliate by the Company’s Chief Executive Officer.
     2.2 Basic Group Health Plan means the basic health plan that is sponsored by the Company in which the Participant has enrolled; provided that if a Participant has not enrolled in a basic health plan, the Basic Group Health Plan with respect to such Participant for purposes of this Plan shall be the Company’s High Value Medical and Value Dental Plans as in effect from time to time or such other plan as may be designated by the Company’s Chief Executive Officer.
     2.3 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
     2.4 Company means Affiliated Computer Services, Inc., a Delaware corporation.
     2.5 Effective Date of the Plan, as amended and restated, means January 1, 2002.
     2.6 Eligible Employee means any person who is employed by the Company or an Affiliate as an executive (or any former executive officer) and who has been approved for participation in the Plan by the Company’s Chief Executive Officer.
     2.7 Named Fiduciary means the Administrator.

     2.8 Participant means any Eligible Employee who participates in the Plan in accordance with Article III.
     2.9 Plan means the Affiliated Computer Services, Inc. Executive Benefit Plan as set forth herein, together with any and all amendments and supplements thereto.
     2.10 Plan Year means the 12 month period beginning on January 1 and ending on December 31 of each calendar year.
     A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.
ARTICLE III. PARTICIPATION
     3.1 Commencement of Participation. Each Eligible Employee shall commence participation in the Plan upon his or her satisfaction of the eligibility requirements of the Plan, and at the designation of the Company’s Chief Executive Officer.
     3.2 Cessation of Participation. A Participant will cease to be a Participant as of the earlier of (a) the date on which the Plan terminates or (b) the date on which the Participant ceases to be an Eligible Employee. If a Participant ceases to be an Eligible Employee due to termination of the Eligible Employee’s employment, the Participant may be eligible for continuation coverage of the Plan’s supplemental health benefits and physical examination benefits under the COBRA provisions of the Basic Group Health Plan.
     3.3 Reinstatement of Former Participant. A former Participant will become a Participant again if and when he or she resumes employment as an Eligible Employee, and at the designation of the Company’s Chief Executive Officer.
ARTICLE IV. SUPPLEMENT HEALTH AND EXECUTIVE PHYSICAL BENEFITS
     4.1 Supplemental Health Benefits.
     (a) Supplemental Reimbursement Benefits. The benefits provided by this Section 4.1 of the Plan supplement the benefits available to Participants under the Basic Group Health Plan. Accordingly, subject to the provisions of Section 4.2, the Plan shall reimburse Participants for all expenses for health care incurred by each Participant and his or her dependents who are also covered under the Basic Group Health Plan. The Plan shall provide reimbursement for expenses not reimbursed under the Basic Group Health Plan (or any other group benefit plan sponsored by ACS or one of its subsidiaries or other affiliates) due to the application of deductibles, co-payments, and plan exclusions. The amount of Supplemental Reimbursement Benefits payable to each Participant shall not exceed the amount of the actual out-of-pocket expenses for health care incurred by the Participant. No amount shall be eligible for reimbursement as a Supplemental Reimbursement Benefit that is eligible for reimbursement by insurance or any source other than the Participant’s personal resources.
     (b) Premium Benefits. In addition to the foregoing, the Plan shall pay the entire amount of the premium otherwise due to be paid by each Eligible Employee for the coverage selected under the Basic Group Health Plan.
     (c) Taxation of Discriminatory Benefits. Certain supplemental health benefits provided under the Plan that are not also available under the Basic Group Health Plan may constitute discriminatory benefits within the meaning of Code Section 105(h). Such discriminatory benefits include premium benefits and supplemental reimbursement benefits payable due to the application of deductibles, co-payments and plan exclusions in the Basic Group Health Plan. In accordance with Code Section 105(h), the amount of all discriminatory benefits payable to, or on behalf of, a Participant will be treated by the Company as additional compensation income to the Participant in the year that such discriminatory benefits are paid.
     4.2 Supplemental Reimbursement Benefits Defined. Supplemental Reimbursement Benefits shall be paid with respect to the following amounts:
     (a) expenses for medical care (as defined in Section 213(d) of the Code), including without limitation expenses for vision care (including eye glasses, contacts and laser or similar eye correction procedures) and dental care (including orthodontia), for the Participant and his or her dependents who are covered under the Basic Group Health Plan: and
     (b) other medical, vision and dental care expenses incurred by or on behalf of the Participant for the Participant or any other person provided that the procedure or course of treatment has been approved in advance and in writing by the Company’s Chief Executive Officer.
     4.3 Executive Physical Examination Benefits. The Company shall pay the cost of one physical examination for each Participant each Plan Year performed by a Designated Physician or by any other license physician of the Participant’s choice. A “Designated Physician” is a physician or physician group designated by the Company’s Chief Executive Officer. The Company’s Chief Executive Officer may specify a maximum annual amount to be paid directly by this Plan for the physical examination for any Participant and, in the absence of the establishment of any such specified amount, the maximum annual amount that will be reimbursed by the Plan for a physical examination shall be one thousand dollars ($1,000).
The physician performing the physical examination, whether or not a Designated Physician, shall first file a claim for the costs of the physical examination with the Basic Group Health Plan. If a Designated Physician performs the physical examination, any amount not reimbursed by the Basic Group Health Plan shall be billed to the Company directly by the Designated Physician and the Company shall pay the Designated Physician directly for such costs. If the Designated Physician determines that the amount that will be billed directly to the Company (after payment by the Basic Group Health Plan) will or may exceed this maximum amount, the Designated Physician shall notify the affected Participant in advance of the estimated amount that will not be paid by the Company and the affected Participant shall be responsible for payment of such amount directly to the Designated Physician. If the physician performing the physical examination is not a Designated Physician, any amount not reimbursed by the Basic Group Health Plan shall be paid to the Designated Physician by the Participant and submitted by the Participant to the Company for reimbursement up to the maximum annual amount.
Notwithstanding anything to the contained herein, the Designated Physician shall not release an individual Participant’s examination results to the Company or any employee of the Company. It is the intention of the Company that the physical examination benefits not be taxable to the Participant, however, this result cannot be guaranteed. If such benefits are determined by the Company to be taxable to the Participant, the Company may deduct applicable income and employment taxes from other compensation paid to the Participant and otherwise treat such amounts as additional compensation to the Participant.
ARTICLE V. ESTATE PLANNING AND INCOME TAX PREPARATION BENEFITS
     5.1 Estate Planning Benefits. The Company shall pay the cost of estate planning services provided to a Participant by an attorney or a law firm designated by the Company’s Chief Executive Officer (“Designated Estate Planner”). The Company’s Chief Executive Officer may designate one or more Designated Estate Planners and may redesignate such Designated Estate Planners from time to time in his sole discretion. The Designated Estate Planner shall bill the Company directly for the cost of the estate planning services and the Company shall pay the Designated Estate Planner directly for such costs. The Company’s Chief Executive Officer may specify a maximum annual amount to be paid directly by this Plan for estate planning services for any Participant and shall notify the Designated Estate Planner of such amount prior to the beginning of the Plan Year. In the absence of a specified maximum annual amount, the costs of estate planning services shall not be subject to an annual maximum. If the Company’s Chief Executive Officer has specified an annual maximum amount and the Designated Estate Planner determines that the cost for the estate planning services to be provided for that Plan Year will or may exceed this maximum amount, the Designated Estate Planner shall notify the affected Participant in advance of the estimated amount that will not be paid by the Company and the affected Participant shall be responsible for payment of such amount. No amount shall be payable by the Company for estate planning services provided to a Participant other than by a Designated Estate Planner.
Notwithstanding anything to the contrary contained herein, the Designated Estate Planner shall not release to the Company any specific information regarding an individual Participant’s estate plan to the Company or any employee of the Company. It is the Company’s expectation that, in accordance with IRS rules, estate planning benefits provided under the Plan will be taxable compensation to the Participants. To the extent that such benefits are determined by the Company to be taxable to the Participant, the Company may deduct applicable income and employment taxes from other compensation paid to the Participant and otherwise treat such amounts as additional compensation to the Participant.

     5.2 Income Tax Preparation Benefits. The Company shall pay the cost of income tax preparation services provided to a Participant by a CPA, accounting firm, law firm or similar tax preparer selected by the Participant up to a maximum amount of $1,000 per Plan Year (or such other amount as may be specified by the Company’s Chief Executive Officer from time to time in his sole discretion). The Participant shall pay the service provider for the cost of the income tax preparation work and submit the provider’s bill to the Company for reimbursement up to the maximum amount.
It is the Company’s expectation that, in accordance with IRS rules, income tax preparation benefits provided under the Plan will be taxable compensation to the Participants. To the extent that such benefits are determined by the Company to be taxable to the Participant, the Company may deduct applicable income and employment taxes from other compensation paid to the Participant and otherwise treat such amounts as additional compensation to the Participant.
ARTICLE VI. SOURCE OF FUNDING
     6.1 Company. All benefits provided under the Plan shall be funded through a trust or through the general assets of the Company.
     6.2 Eligible Employees. Contributions to the Plan by Eligible Employees shall neither be required nor permitted.
ARTICLE VII. ADMINISTRATION OF THE PLAN
     7.1 Plan Administrator. The administration of the Plan shall be under the supervision of the Administrator. It shall be a principal duty of the Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Administrator (or its designees as it related to functions designated by the Administrator) will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator’s powers will include, but will not be limited to, the following authority, in addition to all other powers provided by the Plan:
     (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;
     (b) To interpret the Plan;
     (c) To decide all questions concerning the Plan, including without limitation questions related to the eligibility of any person to participate in the Plan;

     (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and
     (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, and such allocations, delegation or designation to be in writing.
     The decisions, interpretations, determinations and all other actions of the Administrator shall be made within his, her or its sole discretion and shall be reviewable, if at all, only for an abuse of the Administrator’s discretion under the arbitrary and capricious standard of review.
     7.2 Examination of Records. The Administrator will make available to each Participant such of his records under the Plan as pertain to him, for examination at reasonable times during normal business hours.
     7.3 Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by, or in accordance with the instructions of, accountants, counsel or other experts employed or engaged by the Administrator.
     7.4 Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all Participants similarly situated will receive substantially the same treatment.
     7.5 Indemnification of Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee of the Company serving as the Administrator or as a member of a committee designated as Administrator (including any employee or former employee who formerly served as Administrator or as a member of such committee or any other person who is an employee of the Company or one of its subsidiaries or other affiliates who has been delegated any duties or responsibilities hereunder) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was in good faith.
ARTICLE VIII. AMENDMENT AND TERMINATION OF PLAN
     8.1 Approval by the Company. The Company, acting by and through its Chief Executive Officer, may amend or terminate the Plan at any time and for any reason. In addition, the Company’s Senior Vice President-Human Resources, after consultation with and approval from the Company’s Chief Executive Officer, may authorize and approve such amendments to the Plan as do not have a material adverse effect on the financial position of the Company. Any amendment to the Plan shall be in writing and shall be signed by a duly authorized executive officer of the Company.

ARTICLE IX. CLAIMS FOR BENEFITS
     9.1 Submission of Claim. Any claim for benefits under Section 4.1(a) or Section 4.3 shall be initially filed with the Claims Administrator of the Basic Group Health Plan who shall first pay benefits to which the Participant is entitled under the Basic Group Health Plan and, in the case of benefits under Section 4.1(a), shall then forward the claim to the Administrator of this Plan for payment of any amounts not reimbursed under the Basic Group Health Plan. All other claims for benefits shall be filed with the Administrator. No claim for benefits shall be valid under the Plan unless filed in writing with the Administrator within one (1) year after the date of the inception of the claim.
     9.2 Notice of Denial. If an Eligible Employee’s claim for benefits under the Plan is denied, the Administrator shall provide notice to the Eligible Employee in writing of the denial within 90 days after its submission. This notice shall be written in a manner calculated to be understood by the claimant and shall include:
     (a) The specific reason or reasons for the denial;
     (b) Specific references to the pertinent Plan provisions on which the denial based;
     (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (d) An explanation of the Plan’s claims review procedures.
     If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days.
     9.3 Appeal of Claim Denial. If a claim for benefits is denied or if the claimant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to have been denied), the claimant, at the claimant’s sole expense, may appeal the denial to the Company within 60 days from the date such claim is deemed to be denied. In pursuing such appeal, the claimant or his duly authorized representative:
     (a) may request in writing that the Company review the denial;
     (b) may review pertinent documents; and
     (c) may submit issues and comments in writing.

     The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of the time for processing, in which a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.
     9.4 Exhaustion Required. A Participant must pursue and exhaust all administrative remedies set forth in this Article IX as a condition to pursuing any litigation against the Company, the Administrator or the Plan for any benefits denied under the terms of the Plan. No action at law or in equity may be brought for recovery under this Plan after one (1) year from the date written proof of a claim is required to be furnished.
ARTICLE X. MISCELLANEOUS PROVIONS
     10.1 Information to be Furnished. Participants shall provide the Company and Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administering the Plan.
     10.2 Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Company (or an Affiliate) or Administrator, except as provided herein.
     10.3 Plan Not Contract. The Plan shall not be deemed to be a contract between the Company (or an Affiliate) and any Eligible Employee or to be a consideration or an inducement for the employment of any Eligible Employee. No Eligible Employee in the Plan shall acquire any right to be retained in the Company’s (or an Affiliate’s) employ by virtue of the Plan, nor, upon his dismissal or upon his voluntary termination of employment, shall he have any right or interest in the Plan other than as specifically provided here.
     10.4 Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of the State of Texas except to the extent preempted by Federal law. Exclusive jurisdiction and venue of all disputes arising out of or relating to this Plan shall be in any court of appropriate jurisdiction in Dallas County, Texas.
     10.5 Incorporation by Reference. Provisions in the Basic Group Health Plan relating to subrogation, coordination of benefits and other similar provisions, together with provisions in the Basic Group Health Plan relating to Federal statutory requirements (such as COBRA, HIPAA), are herby incorporated into this Plan by this reference as if fully set forth herein except to the extent such incorporated provisions conflict with the express written provisions of this Plan.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by the undersigned acting at the direction of the Company’s Chief Executive Officer effective as of the 1st day of January, 2002.

AFFILIATED COMPUTER SERVICES, INC.

By:

Title:

Second Amendment to the
Affiliated Computer Services
Executive Benefit Plan
     This Second Amendment to the Affiliated Computer Services Executive Benefit Plan (the “Plan”) is adopted effective April 14, 2003, pursuant to Section 8.1 of the Plan. This Second Amendment shall be interpreted wherever possible to comply with the terms of the Internal Revenue Code of 1986, as amended (“Code”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all formal regulations and rulings.
     WHEREAS, Affiliated Computer Services, Inc. (“Company”) previously adopted the Plan;
     WHEREAS, the Company desire to amend certain provisions of the Plan; and
     WHEREAS, Section 8.1 of the Plan authorizes the Company to amend the Plan.
     NOW THEREFORE, the Company hereby amends the Plan as follows to wit:
Section 2.11 “Spouse” is hereby added to be and read as follows:
2.11 HIPAA Administrative Simplification – This provision is intended to comply with the privacy regulations under HIPAA and shall be construed solely for that purpose. For purposes of this section, the term “protected health information” shall have the meaning set forth in the privacy regulations under HIPAA.
(a)	The Plan may use protected health information to the extent of and in accordance with the uses and disclosures permitted by HIPAA and the privacy regulations thereunder. Without limiting the foregoing, the Plan may use and disclose protected health information for “payment”, “treatment”, and “health care operations” purposes as such terms are defined by the HIPAA privacy regulations.
(1)	“Payment” includes activities undertaken by the Plan to obtain premiums or determine or fulfill the Plan’s responsibility for coverage and provision of benefits under the terms of the Plan or to provide reimbursement for the provisions of health care.

(2)	“Treatment” includes, but is not limited to, the provision, coordination, or management of health care and related services by one or more health care providers.

(3)	“Health Care Operations” include, but are not limited to, conducting quality assessment and improvement activities, case management and care coordination, contacting health care providers and individuals with

1

information about treatment alternatives, related functions that do not include treatment, reviewing and evaluating qualifications and/or Plan performance, securing contracts for reinsurance, conducting or arranging for medical review or auditing functions (including fraud and abuse detection), and business planning and development (including methods of payment or coverage policies).
(b)	Protected health information may be disclosed by the Plan to the Employer and the Employer may use and disclose protected health information for Plan administration purposes, for enrollment purposes, and for any other purposes consistent with an individual’s authorization or permitted by the HIPAA privacy regulations. In addition, “summary health information” may be disclosed by the Plan to the Employer and may be used and disclosed by the Employer for purposes of obtaining premium bids for health information coverage under the Plan or modifying, amending, or terminating the Plan.

(c)	Prior to receiving protected health information from the Plan, the Employer agrees that it will:
(1)	Not use or further disclose protected health information other than as permitted or required by the Plan document or as permitted or required by law:

(2)	Ensure that any agents, including a subcontractor, to whom it provides protected health information received from the Plan agree to the same restrictions and conditions that apply to the Employer with respect so such information;

(3)	Not use or disclose protected health information for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the Employer (unless authorized by the individual or permitted by the HIPAA privacy regulations);

(4)	Report to the Plan any use or disclosure of protected health information that is inconsistent with the uses or disclosures provided for and of which it becomes aware;

(5)	Make available protected health information to the affected individual in accordance with Section 164.524 of the HIPAA privacy regulations;

(6)	Make available protected health information for amendment at the request of the affected individual and incorporate any amendments to protected health information in accordance with Section 164.526 of the HIPAA privacy regulations;

2

(7)	Make available the information required to provide an accounting of disclosures to an affected individual in accordance with Section 164.528 of the HIPAA privacy regulations;

(8)	Make its internal practices, books, and records relating to the use and disclosure of protected health information received from the Plan available to the Department of Health and Human Services for purposes of determining compliance by the Plan with the applicable requirements of the HIPAA privacy regulations;

(9)	If feasible, return or destroy all protected health information received from the Plan that the Employer still maintains in any form and retain no copies of such information when no longer needed for the purpose for which the disclosure was made, except that if such return or destruction is not feasible, limit further uses and disclosure to those purposes that make the return or destruction of the information infeasible; and

(10)	Ensure that the adequate separation described in Section 7.6(d) is established.
(d)	With respect to protected health information disclosed by the Plan to the Employer for use and/or disclosure by the Employer for Plan administration purposes:
(1)	Such information may be disclosed to employees in the Human Resources Department or other departments with oversight responsibility for the Plan, including employees with oversight responsibility for claims payment and third party claims administration;

(2)	Such information may be used by the persons described above only for purposes of the Plan administration functions that the Employer performs for the Plan; and

(3)	Compliance with the provisions above relating to disclosure for Plan administration purposes shall be monitored and enforced by the Plan Administrator. The Plan Administrator shall establish rules for effectively resolving any instances of noncompliance. Such rules are incorporated herein by this reference.
Execution of this amendment shall serve as certification by the Employer to the Plan that the Plan has been amended to permit the Plan’s disclosure to Employer and the Employer’s use and disclosure of protected health information.
This First Amendment is to amend the Plan as specifically set forth herein and shall not modify, change or substitute for any remainder of the Plan which shall remain in full force and effect and be

3

fully enforceable in accordance with its terms. All duties, obligations and responsibilities as otherwise provided by the Plan except as specifically amended by this First Amendment shall be remain in full and effect, and all provisions contained in the Plan are hereby in all things confirmed and reaffirmed.
END OF AMENDMENT
SIGNATURES
     IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Affiliated Computer Services Executive Benefit Plan to be executed effective as of the 14th day of April 2003.

AFFILIATED COMPUTER SERVICES, INC.

By:

Title:

4

Second Amendment to the
Affiliated Computer Services
Executive Benefit Plan
     This Second Amendment to the Affiliated Computer Services Executive Benefit Plan (the “Plan”) is adopted effective August 12, 2003, pursuant to Section 8.1 of the Plan. This Second Amendment shall be interpreted wherever possible to comply with the terms of the Internal Revenue Code of 1986, as amended (“Code”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all formal regulations and rulings.
     WHEREAS, Affiliated Computer Services, Inc. (“Company”) previously adopted the Plan;
     WHEREAS, the Company desire to amend certain provisions of the Plan; and
     WHEREAS, Section 8.1 of the Plan authorizes the Company to amend the Plan.
     NOW THEREFORE, the Company hereby amends the Plan as follows, to wit:
Section 2.6 is hereby amended to be and read as follows:
2.6	Eligible Employee means (i) any person who is employed by the Company or an Affiliate as an executive (or any former executive officer) and who has been approved for participation in the Plan by the Company’s Chief Executive Officer or (ii) with respect to Section 4.3 only, any member of the Affiliated Computer Services, Inc. Board of Directors who has been approved for participation in the Plan by the Company’s Chief Executive Officer.
Section 2.8 is hereby amended to be and read as follows:
2.8	Participant means (i) any Eligible Employee who participates in the Plan in accordance with Article III or (ii) with respect to Section 4.3 only, any member of the Affiliated Computer Services, Inc. Board of Directors who has been approved for participation in the Plan by the Company’s Chief Executive Officer and who participates in the plan in accordance with Article III.
Section 2.10 is hereby adopted and shall read as follows:
2.10	Spouse means (i) the legal spouse of the Eligible Employee or (ii) an individual of the opposite sex who currently cohabitates with the Eligible Employee in a committed relationship, is eighteen (18) years of age or older, is not currently married either to a third party or the Eligible Employee, and is not related to the Eligible Employee by blood to the degree of closeness that would prohibit legal marriage in the state where the individuals legally reside.

1

Section 4.3 is hereby added to be and read as follows:
4.3	Executive Physical Examination Benefits. The Company shall pay all or a designated portion of the cost of a single physical examination by a licensed physician at frequency determined by the Chief Executive Officer for each Participant and his or her Spouse.
(a)	Benefit to Participant.
i.	The Plan shall pay the cost of an annual physical examination by a licensed physician of the Participant’s choice for each Participant. The Plan shall pay the cost of the physical examination, up to the “maximum annual amount. The “maximum annual amount” that will be reimbursed by the Plan for an annual physical examination of the Participant shall be one thousand dollars ($1000.00); or

ii.	The Plan shall pay the cost of a periodic comprehensive physical examination by a Designated Physician for each Participant. A “Designated Physician” is a physician or physician group designated by the Company’s Chief Executive Officer. The Plan shall pay the cost of the periodic comprehensive physical examination, up to the “maximum annual amount” as determined by the Chief Executive Officer.
(b)	Benefit to Participant’s Spouse.
i.	The Plan shall pay 50% of the cost of an annual physical examination by a licensed physician of the Spouse’s choice for the Participant’s Spouse. The Plan shall pay up to 50% of the “maximum annual amount” for the cost of the annual physical examination; or

ii.	The Plan shall pay the cost of a periodic comprehensive physical examination by a Designated Physician for the Participant’s Spouse. A “Designated Physician” is a physician or physician group designated by the Company’s Chief Executive Officer. The Plan shall pay the cost of the periodic comprehensive physical examination, up to fifty percent (50%) of the “maximum annual amount” as determined by the Chief Executive Officer.
(c)	Limitation of Executive Physical Examination Benefits. It is intended that the benefits provided under this Section 4.3 shall be limited to a frequency determined by the Chief Executive Officer, but in no event, shall such frequency exceed more than one (1) type of physical examination per year for the Participant and one (1) type of physical examination per year for the Participant’s Spouse.

2

This Second Amendment is to amend the Plan as specifically set forth herein and shall not modify, change or substitute for any remainder of the Plan which shall remain in full force and effect and be fully enforceable in accordance with its terms. All duties, obligations and responsibilities as otherwise provided by the Plan except as specifically amended by the Second Amendment shall remain in full and effect, and all provisions contained in the Plan are hereby in all things confirmed and reaffirmed.
END OF AMENDMENT
SIGNATURES
     IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the Affiliated Computer Services Executive Benefit Plan to be executed effective as of the 12th day of August 2003.

AFFILIATED COMPUTER SERVICES, INC.

By:

Title:

3

Fourth Amendment to the
Affiliated Computer Services
Executive Benefit Plan
     This Fourth Amendment to the Affiliated Computer Services, Inc. Executive Benefit Plan (the “Plan”) is adopted effective July 1, 2004, pursuant to Section 8.1 of the Plan. This Fourth Amendment shall be interpreted wherever possible to comply with the terms of the Internal Revenue Code of 1986, as amended (“Code”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all formal regulations and rulings.
     WHEREAS, Affiliated Computer Services, Inc. (“Company”) has previously adopted the Plan;
     WHEREAS, the Company desires to amend certain provisions of the Plan; and
     WHEREAS, Section 8.1 of the Plan authorizes the Company to amend the Plan.
     NOW THEREFORE, the Company hereby amends the Plan as follows, to wit:
Section 5.1 is hereby amended to be and read as follows:
5.1 Estate Planning Benefits. The Company shall pay for each Participant each Plan Year the cost of estate planning services provided by an attorney or a law firm designated by the Company’s Chief Executive Officer (“Designated Estate Planner”). The Designated Estate Planner shall bill the Company directly for the cost of the estate planning services and the Company shall pay the Designated Estate Planner directly for such costs. The Company shall pay a maximum amount of Twenty Five Thousand Dollars ($25,000) to be paid directly by this Plan for a Participant’s initial estate planning services and the Company’s Chief Executive Officer shall notify the Designated Estate Planner of such amount prior to the beginning of the Plan Year. Such initial estate planning services shall be provided only once during the Participant’s period of service with the Company. In the event the Participant terminates employment with the Company and is subsequently re-hired by the Company, the Participant shall not be eligible for additional initial estate planning services. The Company shall pay a maximum annual amount of Ten Thousand Dollars ($10,000) to be paid directly by this Plan for subsequent annual estate planning services and the Company’s Chief Executive Officer shall notify the Designated Estate Planner of such amount prior to the beginning of the Plan Year. If the Designated Estate Planner determines that the cost to be billed directly to the Company will or may exceed this maximum amount, the Designated Estate Planner shall notify the affected Participant in advance of the estimated amount that will not be paid by the Company and the affected Participant shall be responsible for payment of such amount. Notwithstanding anything to the contrary contained herein, the Designated Estate Planner shall not release to the Company any specific information regarding an individual Participant’s estate plan to the Company or any employee of the Company. It is the Company’s expectation that, in accordance with IRS rules, estate-planning benefits provided under the Plan will be

1

taxable compensation to the Participants. To the extent that such benefits are determined by the Company to be taxable to the Participant, the Company may deduct applicable income and employment taxes from other compensation paid to the Participant and otherwise treat such amounts as additional compensation to the Participant.
The Second Amendment to the Affiliated Computer Services, Inc. Executive Benefit Plan, dated August 12, 2003, is hereby amended and shall be henceforth known as the Third Amendment to the Affiliated Computer Services, Inc. Executive Benefit Plan.
This Fourth Amendment is to amend the Plan as specifically set forth herein and shall not modify, change or substitute for any remainder of the Plan which shall remain in full force and effect and be fully enforceable in accordance with its terms. All duties, obligations and responsibilities as otherwise provided by the Plan except as specifically amended by this Fourth Amendment shall be and remain in full and effect, and all provisions contained in the Plan are hereby in all things confirmed and reaffirmed.
END OF AMENDMENT
SIGNATURES
     IN WITNESS WHEREOF, the Employer has caused this Fourth Amendment to the Affiliated Computer Services Executive Benefit Plan to be executed effective as of the 1st day of July 2004.

AFFILIATED COMPUTER SERVICES, INC.

By:

Title:

2